UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

February 3, 2011
Date of Report (Date of Earliest event reported)

GREEN OASIS ENVIRONMENTAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	33-68403	57-0970282
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10745-178 Street, Edmonton, Alberta, Canada T5S 1J6
(Address of principal executive offices)  (Zip Code)

(780) 443-4237
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01:  Changes in Registrant’s Certifying Accountant.

A letter of engagement between the Company and the new accountant, GBH CPA’s, PC (“GBH”) was executed on January 20, 2011, and GBH was engaged as the Company’s financial auditor.

The Company has not, during the Company’s two most recent years, and any subsequent interim period prior to engaging the new accountant, consulted the newly engaged accountant regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the registrant’s financial statements, or any matter that was either the subject of a disagreement or a reportable event.

The decision to change accountants was due simply to the fact that the Company needed audited financials and the previous accountant was unable to perform an audit for the Company because they are not a PCAOB registered accounting firm.  GBH is a PCAOB registered accounting firm and will be able to provide the Company with audited financial statements, which in turn will be uploaded on Edgar as soon as they are available.

Information contained in this report shall be deemed furnished, and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), except as shall be expressly set forth by specific reference in such a filing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Oasis Environmental, Inc.

Date: February 3, 2011	By: /s/ Peter Margiotta
Name: Peter Margiotta
Title: President and Director

The information in this report and the exhibits hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.